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                                                                    Exhibit 21.1

                  United Community Bankshares of Florida, Inc.

                                   Form 10-KSB

                     For Fiscal Year Ended December 31, 2003

                           Subsidiaries of Registrant

                United Heritage Bank, incorporated under the laws
                             of the State of Florida

          Community United Bank of Florida, incorporated under the laws of the State of Florida